Exhibit 10.7.1


                                SECOND AMENDMENT
                                     TO THE
                ADAMS NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN
                             WITH 401(k) PROVISIONS

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1996)

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         Pursuant to the rights  reserved  in Section 9.1 of the Adams  National
Bank Employee Stock Ownership Plan with 401(k) Provisions, heretofore restated as of January 1, 1996, the Plan and Trust is hereby amended as follows, effective as of January 1, 1997 except as otherwise set forth below:

                                  FIRST CHANGE
                                  ------------

         Section  1.10 is amended to delete the third  paragraph  therein  which states "For a Participant's initial year of  participation,...."  and replace it with the following paragraph:

                  For the initial year of an Employee's participation, "Compensation" shall mean Compensation for the entire Plan Year, not just Compensation for the portion of the Plan Year in which the Employee was a Participant.

                                  SECOND CHANGE
                                  -------------

         Section 1.31 is amended to add the following language before the final paragraph:

                  "Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means an Employee who performs services for the Employer during the Plan Year, and is in one of the following groups:

                           (a)      Employees  who at any time  during  the Plan
                                    Year  or  the  preceding   Year  were  "Five
                                    Percent Owners (5%)" as defined in Section
                                    1.37(c).

                           (b)      Employees who during the preceding Plan
                                    Year had Compensation from the Employee in excess of Eighty Thousand Dollars ($80,000). The Employer may elect to reduce the size of the Highly Compensated Employees Group in this subparagraph (b) by limiting this group to only those Employees who had Compensation from the Employer in excess of Eighty Thousand Dollars ($80,000) for the preceding Plan Year.




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                                  THIRD CHANGE
                                  ------------

         Section 4.2(k)(3) is amended to add the following language at the end of the paragraph:

                  Effective January 1, 1997, there will no longer be a required notice period for revocation of a salary deferral reduction agreement. The revocation shall become effective as of the first day of the pay period next following receipt of the revocation notice.

                                  FOURTH CHANGE
                                  -------------

         Section 4.4(b)(3) is amended to delete the second paragraph and replace it with the following:

                  Effective January 1, 1997, only Participants who complete more than five hundred (500) Hours of Service during the Plan Year shall be eligible to share in the discretionary contribution for that year. In determining whether a Participant has completed more than five hundred (500) Hours of Service during a short Plan Year, the number of Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

                                  FIFTH CHANGE
                                  ------------

         Section 4.11(a) is amended to add the following paragraph:

                  An Employee shall be eligible to transfer amounts from other qualified plans even if the Employee is not a Participant in the Plan at the time of the transfer. Notwithstanding the foregoing, the Employee shall not be treated as a Participant for purposes of receiving any allocation under Article IV until the Employee satisfies the eligibility requirements of
                  Section 3.1.

                                  SIXTH CHANGE
                                  ------------

         Section 7.4(a) shall be amended to delete the first paragraph and replace it with the following:

                  On or before the Anniversary Date coinciding with or subsequent to the termination of a Participant's employment for any reason other than death, Total and Permanent Disability or retirement, the Vested portion of such Terminated Participant's Combined Account shall remain in a separate account for the Terminated Participant and shall share in allocations pursuant to Section 4.4 until such time as a distribution is made to the Terminated Participant.



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



                                 SEVENTH CHANGE
                                 --------------

         Section 7.4(a) is amended to delete the third paragraph and replace it with the following:

                  Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant on or after the Anniversary Date coinciding with or next following termination of employment. Distribution to a Participant shall include any Company Stock acquired with the proceeds of an Exempt Loan unless the terms of the Exempt Loan prohibit distribution until the close of the Plan Year in which such loan is repaid in full. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of
                  Section 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

                                  EIGHTH CHANGE
                                  -------------

         Section 7.4(b) is amended to add the following additional sentence:

                  The portion of any Participant's Account with respect to the Employee's Salary Reduction Elections made pursuant to Section 4.1(a) and the Employer's Matching Contribution made pursuant to Section 4.1(b) shall be 100% vested immediately.

                                  NINTH CHANGE
                                  ------------

         Section 7.5(b) is deleted and replaced with the following:

               (b) Unless the Participant elects in writing a longer distribution period or elects a lump sum payment, distributions to a Participant or his Beneficiary attributable to Company Stock shall be in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than five (5) years. In the case of a Participant with an account balance attributable to Company Stock in excess of $500,000, the five
                              (5) year period shall be extended by one (1) additional year (but not more than five (5)
                              additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000. The dollar limits shall be adjusted at the same time and in the same manner as provided in Code
                              Section 415(d).




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               IN WITNESS WHEREOF, the parties have executed this Amendment this
________day of _______, 1998.

WITNESS:                                    THE ADAMS NATIONAL BANK


______________________________              By:_________________________(SEAL)
















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